As Filed with the Securities and Exchange Commission on August 23, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enterprise GP Holdings L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	13-4297064
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Enterprise GP Holdings L.P.

2727 North Loop West, Suite 101

Houston, Texas 77008-1044

(713) 426-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard H. Bachmann

2727 North Loop West, Suite 101

Houston, Texas 77008-1044

(713) 426-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael P. Finch Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002 (713) 758-2222	Robert V. Jewell Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-124320

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units representing limited partner interests	$3,563,702(1)(2)	$420(3)
(1)	Includes units issuable upon exercise of the underwriters’ over-allotment option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(3)	The registrant previously registered an aggregate of $394,506,250 of common stock on its Registration Statement on Form S-1 (File No. 333-124320), for which filing a fee of $46,434 was paid.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Enterprise GP Holdings L.P., a Delaware limited partnership (the “Registrant”), is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the initial public offering of the Registrant’s units representing limited partner interests contemplated by the Registration Statement on Form S-1 (File No. 333-124320), as amended (the “Prior Registration Statement”), which was originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 26, 2005 and declared effective by the Commission on August 23, 2005.

The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies that it has instructed its bank to transmit to the Commission the filing by a wire transfer of $420.00 from the Registrant’s account to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on August 24, 2005. The Registrant further certifies that it will not revoke such instructions, will confirm receipt of such instructions by its bank during regular business hours on August 24, 2005, and that the Registrant has sufficient funds in its account to cover such amount.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)

Exhibits:

Number	Description

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 and Exhibit 8.1 hereto)

24.1	Powers of Attorney (Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-124320) and incorporated by reference herein.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 23, 2005.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC, its General Partner

By:	/S/ RICHARD H. BACHMANN
Richard H. Bachmann Executive Vice President and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL A. CREEL* Michael A. Creel	President, Chief Executive Officer and Director (principal executive officer)	August 23, 2005

/S/ W. RANDALL FOWLER* W. Randall Fowler	Senior Vice President and Chief Financial Officer (principal financial officer)	August 23, 2005

/S/ MICHAEL J. KNESEK* Michael J. Knesek	Senior Vice President, Controller and Principal Accounting Officer (principal accounting officer)	August 23, 2005

/S/ DAN L. DUNCAN* Dan L. Duncan	Chairman of the Board and Director	August 23, 2005

/S/ CHARLES E. MCMAHEN Charles E. McMahen	Director	August 23, 2005

Edwin E. Smith	Director	August 23, 2005

*By:	/S/ RICHARD H. BACHMANN
Richard H. Bachmann As Attorney-in-Fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 and Exhibit 8.1 hereto)

24.1	Powers of Attorney (Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-124320) and incorporated by reference herein.)